UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2010, Sunrise Senior Living, Inc. (the “Company”) and certain of its affiliates entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with GHS Pflegeresidenzen Grundstücks GmbH (“GHS”) and TMW Pramerica Property Investment GmbH, the Munich-based business of Prudential Real Estate Investors (“PREI” and together with GHS, the “Purchasers”), pursuant to which certain of the Company’s German subsidiaries (the “Sellers”) agreed to sell the real property and certain related assets of eight of the Company’s nine German assisted living facilities (each a “Facility” and collectively, the “Facilities”).  The  Facilities to be sold to GHS are located in Reinbek, Munich and Oberursel, and the Facilities to be sold to PREI are located in Hanover, Bonn, Frankfurt, Königstein and Wiesbaden.  The sale of the Facilities will be made for the account of Capmark Finance Inc., Natixis, London Branch, and Fortis Bank, UK Branch, as contemplated by the restructuring agreements previously disclosed by the Company in its Current Reports on Form 8-K filed on October 28, 2009 and April 29, 2010, and Barclays Bank PLC (collectively, the “Lenders”), as contemplated by the settlement agreement previously disclosed by the Company in its Current Report on Form 8-K filed on May 3, 2010.

The aggregate purchase price pursuant to the Purchase and Sale Agreement is EUR 60.8 million (or approximately US$74.5 million as of the signing date) (the “Purchase Price”), which, after expenses, shall be paid directly to the Lenders.  Within five business days after the execution of the Purchase and Sale Agreement (and a possible additional grace period of five business days), the Purchasers are required to make a down payment of EUR 4 million (or approximately US$4.9 million as of the signing date), which will be placed into escrow.  The balance of the Purchase Price will be paid upon the closing of the transaction (the “Closing”).

The Closing is subject to certain conditions, including (i) receipt of a clearance by the German Federal Cartel Office, (ii) receipt of approvals by the requisite lenders under the Company’s bank credit facility, (iii) written confirmation from the Lenders that all conditions (other than the receipt of their respective shares of the Purchase Price) to the release of their security interest in the Facilities have been met, (iv) subordination of all intercompany debt existing between the Sellers, the Sellers’ parent company (“Sellers’ Parent”) and any of their respective affiliates, and (v) repayment of all debt of the Sellers and Sellers’ Parent to any third party other than to their affiliates and to the Lenders.

The Closing shall occur on the last business day of the month during which the conditions to the Closing have been met and, in any event, no earlier than on August 31, 2010.  Either party will be entitled to terminate the Purchase and Sale Agreement after November 2, 2010, if the conditions to the Closing have not been fulfilled by such date.  If the Closing fails to occur due to issues that arise out of the responsibility of the Sellers or the Lenders, then the Sellers will reimburse the Purchasers for their reasonable out of pocket costs and expenses, up to a maximum of EUR 750,000 (or approximately US$920,000 as of the signing date).

In the Purchase and Sale Agreement, the Sellers made customary covenants, representations and warranties for transactions of this type.  The Purchasers’ claims against the Sellers following Closing with respect to covenants, representations, warranties and indemnities are generally subject to a EUR 25,000 (or approximately US$30,000 as of the signing date) de minimis per Facility, a EUR 1 million (or approximately US$1.2 million as of the signing date) aggregate cap and a time limitation of 18 months after Closing.  However, with respect to the breach of certain representations, warranties or covenants, including as to the Sellers’ title and authority, and the obligations of the Sellers, Sellers’ Parent and the Company with respect to the subordination of intercompany debt and the repayment of third party debt, such de minimis does not apply, liability is capped at the full portion of the Purchase Price allocated to the relevant Facility, and the Purchasers’ claims only become time-barred 4 years after Closing.

            At Closing, the down payment made by the Purchasers will be released to the Sellers as part of the Purchase Price, but for EUR 1 million (or approximately US$1.2 million as of the signing date), which will remain in escrow for at least 18 months after Closing to be used as security for post-Closing indemnification of possible claims made by the Purchasers under the Purchase and Sale Agreement.

Following Closing, the Sellers and Sellers’ Parent shall comply with a plan providing, among other things, for the merger of the Sellers into Sellers’ Parent and the subsequent dissolution of Sellers’ Parent.  Out of the Purchase Price, EUR 1 million (or approximately US$1.2 million as of the signing date) will be placed into a second escrow account for the payment of certain possible tax claims against the Sellers or Sellers’ Parent and for certain transition costs.  The funds held in this second escrow will be released upon the earlier of 3 years after Closing and 6 months after the dissolution of Sellers’ Parent.  In addition, at Closing, the Company will fund EUR 500,000 (or approximately US$615,000 as of the signing date) into a bank account jointly controlled by the parties, which will be potentially used to avoid any cash-flow insolvency of the Sellers or Sellers’ Parent.  The funds deposited in the joint bank account will be released upon the earlier of 4 years after Closing and 6 months after the dissolution of Sellers’ Parent.

In connection with the execution of the Purchase and Sale Agreement, the Company and certain of its affiliates entered into an ancillary agreement regarding the transition of the Facilities’ business operations.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 3, 2010, the Company issued a press release announcing the execution of the Purchase and Sale Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

10.1

PropCo Agreement by and among Sunrise Senior Living, Inc., certain of its subsidiaries as set forth therein, GHS Pflegeresidenzen Grundstücks GmbH, and TMW Pramerica Property Investment GmbH, dated as of May 27, 2010.

99.1	Press release issued by Sunrise Senior Living, Inc. on June 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: June 3, 2010	By:	/s/ Mark S. Ordan
		Name:	Mark S. Ordan
		Title:	Chief Executive Officer

Exhibit Index

10.1

PropCo Agreement by and among Sunrise Senior Living, Inc., certain of its subsidiaries as set forth therein, GHS Pflegeresidenzen Grundstücks GmbH, and TMW Pramerica Property Investment GmbH, dated as of May 27, 2010.

99.1	Press release issued by Sunrise Senior Living, Inc. on June 3, 2010.